Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, OR 97204 News Release

FOR IMMEDIATE RELEASE
Feb. 14, 2020

Media Contact:	Investor Contact:
Andrea Platt	Chris Liddle
Corporate Communications	Investor Relations
Phone: 503-464-7980	Phone: 503-464-7458

Portland General Electric announces 2019 financial results and initiates 2020 earnings guidance

•	Full-year 2019 financial results of $2.39 per diluted share within guidance range

•	Initiating 2020 earnings guidance of $2.50 to $2.65 per diluted share

•	Providing long-term earnings per diluted share growth guidance of 4%-6% on average

PORTLAND, Oregon -- Portland General Electric Company (NYSE: POR) today reported net income of $214 million, or $2.39 per diluted share, for the year ended Dec. 31, 2019. This compares with net income of $212 million, or $2.37 per diluted share, for the year ended Dec. 31, 2018. Net income was $61 million, or $0.68 per diluted share, for the fourth quarter of 2019. This compares with $49 million, or $0.55 per diluted share, for the comparable period of 2018.

“I am pleased with our financial results and the progress that we continue to make on our strategic objectives to decarbonize our power supply, electrify other sectors of the economy and operate efficiently,” said Maria Pope, PGE president and CEO. “In 2020 we are focused on investments that enhance reliability and resiliency.”

2019 earnings compared to 2018 earnings
The increase in full-year 2019 earnings was driven by an increase in revenues from higher retail prices and increased loads from industrial customers when compared to 2018. Largely offsetting the increase in revenues were higher distribution expenses due to higher vegetation management and wildfire mitigation efforts, a gain from the cash settlement of the Carty litigation in 2018 that did not recur in 2019, higher labor and benefit expenses, higher depreciation and amortization expense resulting from capital additions, and an increase in income tax expense attributable largely to fewer production tax credits.
Company Updates
Integrated Resource Plan (IRP)
In January 2020, PGE filed its final public comments with the Public Utility Commission of Oregon (OPUC) in its 2019 IRP. PGE responded to comments from stakeholders on a wide range of topics and proposed modifications to the Action Plan including delaying the acquisition of renewable resources from 2023 to 2024 to align with PGE’s capacity need and the extended production tax credit availability afforded by House Resolution 1865. PGE also proposed a modification to its capacity action to allow for concurrent consideration of existing resources through bilateral negotiations and new non-emitting capacity resources through a request for proposal.

Capital Projects
Wheatridge Renewable Energy Facility
Construction is on schedule for the 300 megawatt wind generation component of the overall facility that is located in Morrow County, Oregon. PGE will own 100 megawatts of the wind generation component and purchase the balance of the wind output under a 30-year power purchase agreement. The facility will also include 50 megawatts of solar generation and 30 megawatts of battery storage. The wind component of the facility is expected to be in service during the fourth quarter of 2020, and the solar generation and battery storage in 2021. The facility will be incorporated into customer prices through PGE’s Renewable Adjustment Clause. As of Dec. 31, 2019 the estimated cost of the project totals approximately $150 million, excluding allowance for funds used during construction (AFDC). Construction crews mobilized to the site in January and work has begun on initial site preparation.

Integrated Operations Center (IOC)
Construction is on schedule for the IOC, which will centralize key operations in a facility designed for enhanced resilience against seismic, cyber and physical security risks. The facility is being designed for negligible structural damage under a maximum considered earthquake event using seismic (base) isolation. It is expected to be in service during the fourth quarter of 2021 at an estimated cost of approximately $200 million, excluding AFDC. Site preparation began in the third quarter of 2019. Construction permits have been granted and construction of the new facility is in progress.
2020 earnings guidance
PGE is initiating full-year 2020 earnings guidance of $2.50 to $2.65 per diluted share based on the following assumptions:

•	An increase in retail deliveries between 0.5 and 1.5%, weather adjusted;

•	Average hydro conditions for the year;

•	Wind generation based on five years of historical levels or forecast studies when historical data is not available;

•	Normal thermal plant operations;

•	Operating and maintenance costs between $590 million and $610 million; and

•	Depreciation and amortization expense between $415 million and $435 million.

Fourth Quarter 2019 earnings call and webcast — Feb. 14, 2020

PGE will host a conference call with financial analysts and investors on Friday, Feb. 14, 2020, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Friday, Feb. 14, 2020, through 1 p.m. ET on Friday, Feb. 21, 2020.

Maria Pope, president and CEO; Jim Lobdell, senior vice president of Finance, CFO, and treasurer; and Chris Liddle, director, Investor Relations and Treasury, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, serving 895,000 customers in 51 cities. For 130 years, PGE has delivered safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. With approximately 3,000 employees across the state, PGE is committed to helping its customers and the communities it serves build a clean energy future. For more information, visit PortlandGeneral.com/CleanVision.

Safe Harbor Statement
Statements in this news release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding earnings guidance; statements regarding future load, hydro conditions and operating and maintenance costs; statements concerning implementation of the company’s integrated resource plan; statements concerning future compliance with regulations limiting emissions from generation facilities and the costs to achieve such compliance; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including reductions in demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the company’s inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; the outcome of various legal and regulatory proceedings; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or liability for third party property damage; and cyber security breaches of the company’s customer information system or operating systems, which may affect customer bills or other aspects of our operations. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the company on the date hereof and such statements speak only as of the date hereof. The company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. Prospective investors should also review the risks, assumptions and uncertainties listed in the company’s most recent annual report on form 10-K and in other documents that we file with the United States Securities and Exchange Commission, including management’s discussion and analysis of financial condition and results of operations and the risks described therein from time to time.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Years Ended December 31,
	2019	2018	2017
Revenues:
Revenues, net	$2,121	$1,988	$2,009
Alternative revenue programs, net of amortization	2	3	—
Total Revenues	2,123	1,991	2,009
Operating expenses:
Purchased power and fuel	614	571	592
Generation, transmission and distribution	323	292	309
Administrative and other	290	271	260
Depreciation and amortization	409	382	345
Taxes other than income taxes	134	129	123
Total operating expenses	1,770	1,645	1,629
Income from operations	353	346	380
Interest expense, net	128	124	120
Other income:
Allowance for equity funds used during construction	10	11	12
Miscellaneous income (expense), net	6	(4)	1
Other income, net	16	7	13
Income before income taxes	241	229	273
Income tax expense	27	17	86
Net income	$214	$212	$187

Weighted-average shares outstanding (in thousands):
Basic	89,353	89,215	89,056
Diluted	89,559	89,347	89,176

Earnings per share:
Basic	$2.39	$2.38	$2.10
Diluted	$2.39	$2.37	$2.10

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$30	$119
Accounts receivable, net	167	193
Unbilled revenues	86	96
Inventories, at average cost:
Materials and supplies	56	53
Fuel	40	31
Regulatory assets—current	17	61
Other current assets	104	90
Total current assets	500	643
Electric utility plant:
In service	10,928	10,344
Accumulated depreciation and amortization	(4,095)	(3,803)
In service, net	6,833	6,541
Construction work-in-progress	328	346
Electric utility plant, net	7,161	6,887
Regulatory assets—noncurrent	483	401
Nuclear decommissioning trust	46	42
Non-qualified benefit plan trust	38	36
Other noncurrent assets	166	101
Total assets	$8,394	$8,110

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)
(Unaudited)

	As of December 31,
	2019	2018
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$165	$168
Liabilities from price risk management activities—current	23	55
Current portion of long-term debt	—	300
Current portion of finance lease obligations	16	—
Accrued expenses and other current liabilities	315	268
Total current liabilities	519	791
Long-term debt, net of current portion	2,597	2,178
Regulatory liabilities—noncurrent	1,377	1,355
Deferred income taxes	378	369
Unfunded status of pension and postretirement plans	247	307
Liabilities from price risk management activities—noncurrent	108	101
Asset retirement obligations	263	197
Non-qualified benefit plan liabilities	103	103
Finance lease obligations, net of current portion	135	—
Other noncurrent liabilities	76	203
Total liabilities	5,803	5,604
Commitments and contingencies (see notes)
Shareholders’ equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,387,124 and 89,267,959 shares issued and outstanding as of December 31, 2019 and 2018, respectively	1,220	1,212
Accumulated other comprehensive loss	(10)	(7)
Retained earnings	1,381	1,301
Total shareholders’ equity	2,591	2,506
Total liabilities and shareholders’ equity	$8,394	$8,110

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years Ended December 31,
	2019	2018	2017
Cash flows from operating activities:
Net income	$214	$212	$187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	409	382	345
Deferred income taxes	6	(17)	70
Allowance for equity funds used during construction	(10)	(11)	(12)
Pension and other postretirement benefits	21	30	24
Decoupling mechanism deferrals, net of amortization	(2)	(2)	(22)
(Amortization) Deferral of net benefits due to Tax Reform	(23)	45	—
Stock-based compensation	9	5	7
Other non-cash income and expenses, net	34	16	24
Changes in working capital:
Decrease (increase) in receivables and unbilled revenues	30	(29)	(3)
(Increase) in margin deposits	—	(5)	(3)
(Decrease) increase in payables and accrued liabilities	(16)	51	5
Other working capital items, net	(12)	(11)	1
Contribution to non-qualified employee benefit trust	(11)	(11)	(8)
Contribution to pension and other postretirement plans	(65)	(12)	(5)
Other, net	(38)	(13)	(13)
Net cash provided by operating activities	546	630	597
Cash flows from investing activities:
Capital expenditures	(606)	(595)	(514)
Purchases of nuclear decommissioning trust securities	(8)	(12)	(18)
Sales of nuclear decommissioning trust securities	13	15	21
Proceeds from Carty Settlement	—	120	—
Other, net	(3)	1	(3)
Net cash used in investing activities	(604)	(471)	(514)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Years Ended December 31,
	2019	2018	2017
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$470	$75	$225
Payments on long-term debt	(350)	(24)	(150)
Debt extinguishment costs	(9)	—	—
Dividends paid	(134)	(125)	(118)
Other	(8)	(5)	(7)
Net cash used in financing activities	(31)	(79)	(50)
(Decrease) increase in cash and cash equivalents	(89)	80	33
Cash and cash equivalents, beginning of year	119	39	6
Cash and cash equivalents, end of year	$30	$119	$39

Supplemental disclosures of cash flow information:
Cash paid for:
Interest, net of amounts capitalized	$116	$117	$110
Income taxes	33	25	18
Non-cash investing and financing activities:
Accrued capital additions	76	61	53
Accrued dividends payable	36	34	31
Assets obtained under leasing arrangements	210	24	87

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Years Ended December 31,
	2019		2018		2017
Revenues (dollars in millions):
Retail:
Residential	$981	46%	$948	48%	$969	48%
Commercial	636	30	647	32	652	32
Industrial	196	9	185	9	192	10
Direct Access	44	2	43	2	37	2
Subtotal	1,857	87	1,823	91	1,850	92
Alternative revenue programs, net of amortization	2	—	3	—	—	—
Other accrued (deferred) revenues, net	22	2	(45)	(2)	10	1
Total retail revenues	1,881	89	1,781	89	1,860	93
Wholesale revenues	170	8	159	8	105	5
Other operating revenues	72	3	51	3	44	2
Total revenues	$2,123	100%	$1,991	100%	$2,009	100%

Energy deliveries (MWh in thousands):
Retail:
Residential	7,471	31%	7,416	31%	7,880	34%
Commercial	6,653	28	6,783	29	6,932	30
Industrial	3,181	13	2,987	13	2,943	13
Subtotal	17,305	72	17,186	73	17,755	77
Direct access:
Commercial	665	3	$647	3	623	3
Industrial	1,490	6	$1,389	6	1,340	6
Subtotal	2,155	9	2,036	9	1,963	9
Total retail energy deliveries	19,460	81	19,222	82	19,718	86
Wholesale energy deliveries	4,669	19	4,290	18	3,193	14
Total energy deliveries	24,129	100%	23,512	100%	22,911	100%

Average number of retail customers:
Residential	779,673	88%	772,389	88%	762,211	88%
Commercial	109,521	12	108,570	12	107,364	12
Industrial	193	—	203	—	199	—
Direct access	632	—	604	—	559	—
Total	890,019	100%	881,766	100%	870,333	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Heating Degree-Days			Cooling Degree-Days
	2019	2018	15-Year Average	2019	2018	15-Year Average
1st quarter	1,992	1,766	1,830	—	—	—
2nd quarter	467	471	653	102	116	88
3rd quarter	83	69	75	462	575	440
4th quarter	1,623	1,396	1,582	—	1	3
Total	4,165	3,702	4,140	564	692	531
Increase (decrease) from the 15-year average	1%	(11)%		6%	30%
Note: “Average” amounts represent the 15-year rolling averages provided by the National Weather Service (Portland Airport).

	Years Ended December 31,
	2019		2018		2017
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	8,342	36%	7,515	33%	6,228	28%
Coal	4,416	19%	3,106	14	3,344	15
Total thermal	12,758	55	10,621	47	9,572	43
Hydro	1,407	6	1,474	7	1,774	8
Wind	1,706	8	1,875	8	1,641	8
Total generation	15,871	69	13,970	62	12,987	59
Purchased power:
Term	5,882	25	6,714	30	7,192	33
Hydro	1,048	5	1,603	7	1,648	7
Wind	284	1	286	1	264	1
Total purchased power	7,214	31	8,603	38	9,104	41
Total system load	23,085	100%	22,573	100%	22,091	100%
Less: wholesale sales	(4,669)		(4,290)		(3,193)
Retail load requirement	18,416		18,283		18,898